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      EXHIBIT-4.1

            CONSULTING AGREEMENT - ALAN BERKUN

                          THERMACELL TECHNOLOGIES, INC.

                                                                January 10, 2000

ThermaCell Technologies, Inc.
1125 Commerce Blvd.
Sarasota, FL  34243

Alan Berkun, Esq.
83 Arnold Court
East Rockaway, NY  11518

Re: Engagement

Dear Mr. Berkun:

      We are pleased to confirm the arrangements under which Alan Berkun (The "Consultant") is engaged by ThermaCell Technologies, Inc. (the "Company") to identify acquisition targets for the Company and to advise the Company in structuring mergers or other acquisition to which the Company is a party (the (Transaction").

      The Consultant and the Company agree as follows with respect to the
Transaction:

1. Servicing. During the Term (as hereinafter defined), the Consultant shall render such services to the Company so as continue to assist the Company in identifying acquisition targets for the Company and to continue to advise the Company in structuring mergers or other acquisitions. The consultant shall advise the Board of Directors in structuring an executive compensation plan for their Chief Executive Officer and Chairman of the Board. Nothing contained herein constitutes a commitment on the part of the Consultant to find an acquisition target for the company or, if such a target is found, that any Transaction will be completed. The Consultant shall not have the power of authority to bind the Company to any transaction without the Company's prior written consent.

2. Term of Engagement. Either party hereto may terminate this Agreement at any time after the date hereof, with or without cause, upon fifteen (15) days written notice to the other party (the "Term").

3. Engagement Fee. Upon the execution of this Agreement, the Company shall pay to the Consultant a fee (an "Engagement Fee") of 275,000 shares of the Company's common stock (the "Shares"), which amount shall not be refundable.


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4.    Registration Rights. The Company hereby covenants and agrees to immediately file, from the date hereof, a registration of Form S-8 with the Securities and Exchange Commission with respect to the Shares, including a reoffer prospectus, to the extent required.

5. Further Assurances. In connection with the issuance of the Shares of Common Stock of the Company to the Consultants pursuant to this Agreement of the issuance of shares of common stock of the Company to the Consultant as a Transaction Fee, the Consultant covenant and agrees that he shall execute and deliver, or cause to be executed and delivered, any and all such further agreements, instruments, certificates and other documents, including the Subscription Agreement, a copy of which is annexed hereto as Annex A, and shall take or cause to be taken any and all such further action, as the Company may reasonably deem necessary or desirable in order to carry out the intent and purpose of this Agreement.

6. Indemnification Each party agreed to indemnify and hold the other harmless form any loss, damage, liability or expense, including reasonable attorney's fee's and other legal expenses, to which the other party may become subject arising out of or relating to any act or omission by the indemnifying party (or any person connected or associated with the indemnifying party), which is or is alleged to be a violation of any applicable statues, laws or regulations or arising from the negligence of willful misconduct of the indemnifying party.

7. Cooperation Confidentiality. During the term of this Agreement, the Company shall furnish the Consultant with all information, data, or documents concerning the Company that the Consultant shall reasonably deem appropriate in connection with his activities hereunder, other than material non-public information.

8. Notice. All notice, requests demands and other communications under this Agreement shall be in writing, and shall be deemed to have been duly given
      (a) on the date of service, if served personally on the party to whom notice is to be given, (b) on the day after the date sent by a recognized overnight courier service with all charges prepaid or billed to the account for the sender, (c) five (5) days after being deposited in the mail if sent by first-class air mail, registered or certified, postage prepaid, or (d) on the day after the date set forth on the transmission receipt when sent by facsimile transmission to the party being notified at its address or facsimile number set forth below or such other address or facsimile numbers as any party hereto shall subsequently notify all other parties hereto in writing.

                              (i)   If the Consultant:
                                    Alan Berkun, Esq.
                                    83 Arnold Court
                                    East Rockaway, NY  11518

                              (ii)  If to the Company:
                                    ThermaCell Technologies, Inc.
                                    1125 Commerce Blvd.
                                    Sarasota, FL  34243


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9.    Non-Assignability Binding Effect. Neither this Agreement, nor any of the rights or obligations of the parties shall be assignable by either party hereto without the prior written consent of the other party. Otherwise, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective heirs. Executors, administrators, personal representatives, successors, and permitted assignees.

10. Choice of Law. This Agreement shall be governed and enforced in accordance with the laws of the State of New York, without regard to its conflict of law principles.

                                             ThermaCell Technologies, Inc.


                                             By: /s/ John Pidorenko
                                                 -----------------------------
                                                 John Pidorenko/President, CEO


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                    WRITTEN CONSENT OF THE BOARD OF DIRECTORS
                        OF THERMACELL TECHNOLOGIES, INC.

The undersigned being all of the Directors of Thermacell Technologies, Inc., a Florida corporation (the "Corporation"), finding it inconvenient to assemble in a formal meeting, do hereby consent to the adoption and approval of the following resolution:

WHEREAS the company is in need of capital to grow its business and wishes to minimize expenditures that it reasonably can, and

WHEREAS the Company desires to pay employees and consultants for their services as identified on schedule A attached that are necessary for the growth and expansion of its business. The Corporation has agreed to pay for these services with common stock pursuant to a Form S-8 Registration Statement, it is,

RESOLVED, that the proper officers of this Company are hereby authorized to complete the filing of such Registration Statement on behalf of this Company for Eight Hundred and Fifty Thousand shares of the Corporation"s common stock.

FURTHER RESOLVED, the Directors are hereby authorized to execute this written consent in one or more counterparts and this written consent, and as of the time it hereby is approved and adopted as the act and deed of the Board of Directors of the Corporation.

FURTHER RESOLVED, that effective date of these resolutions shall be January 31, 2000.

IN WITNESS WHEREOF, the undersigned have signed their names as of this date of January 31, 2000

DIRECTORS


/s/ John Pidorenko
---------------------------
John Pidorenko


/s/ Ken Stiles
---------------------------
Ken Stiles


/s/ Gerald Couture
---------------------------
Gerald Couture


/s/ Maurice Malacame
---------------------------
Maurice Malacame


/s/ Don Huggins
---------------------------
Don Huggins


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                                   SCHEDULE A

                Maurice Malacame                   75,000 shares

                Don Huggins                       100,000 shares

                Gerald Couture                    100,000 shares

                Alan Berkun                       275,000 shares

                John Pidorenko                    225,000 shares

                Kevin Brennan                      50,000 shares

                Ken Stiles                         25,000 shares
                                                  --------------
                                                  850,000 shares